EX-2.01

 A SPECIAL MEETING OF STATE STREET INVESTORS OF ROCKFORD INC. WAS HELD ON JANUARY 18, 2000 IN SUITE 105, 5301 E. STATE STREET, ROCKFORD, ILLINOIS. THE FOLLOWING PROPOSALS WERE MADE TO THE STOCKHOLDERS PRESENT:

 1. The 20 shares of Class A Voting Stock owned by Howard Miller are to be converted into Common Stock (one for one) as part of the merger.

 2. Merge State Street Investors of Rockford Inc. into UBuy2 Inc. for 55,00 shares of UBuy2 Inc. stock.

 3. Merge Rockford Investors Inc. into UBuy2 Inc. for 20,250 shares of UBuy2 Inc. stock.

 4. Merge East State Antiques Mall Inc, which is the owner of www.UBuy2.com Internet Auction Service, into UBuy2 Inc. for 10,000 shares of UBuy2 Inc. stock.

 5. File dissolution papers with the State of Illinois for State Street Investors of Rockford Inc., Rockford Investors Inc., and East State Antiques Mall Inc.

 6. If anyone wishes to sell the State Street Investors of Rockford Inc. stock they should let us know so it can be offered to the highest bidder.


 A motion was made and seconded to accept the proposals. Stockholders present who voted for the proposals were: Howard Miller, Stanley Miller, Delcie Miller, Robert Kliebe, Jeannette Kliebe, Jenny Kliebe, Wayne Whitlow, Dessie Whitlow, Ruth Hayenga, Horace Shores, Mary Lou Brandon, Shirley Sutherland, Norman Akelaitis, Gloria Akelaitis, Irvin Miller, Palma Miller, John Frisella, Carl Miller, Cheryl Miller, James Byrne, Carol Byrne, Jerry Wescott, Harriet Wescott, Douglas Wilburn, and Gregory Wilburn. At the meeting representing stockholders but not voting were Daniel Bokath and Robert Harris.


 Meeting adjourned at 11:20 A.M.


 ------------------------                -------------------------
 Howard Miller, President                Stanley Miller, Secretary

 I HEREBY AUTHORIZE the 20 shares of Class A Voting Stock that I own in State

 Street Investors of Rockford Inc. to be converted into Common Stock (one for one).




 Dated:  January 18, 2000                -------------------------
                                         Howard Miller

 File Number 6083-963-8

                                                             Received
                                                      Winnebago Cty. Recorder

                                                           March 15, 2000

                                                           Time: 3:00 p.m.

                              State of Illinois
                                  Office of
                            The Secretary of State

 Whereas, ARTICLES OF MERGER OF UBUY2 INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.


 Now Therefore, I, Jesse White, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

      In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this day of March A.D. 8th 2000 and of the Independence of the United States the two hundred and 24th.

                               Jesse White
                               Secretary of State

 Form BCA-11.25                  Articles of Merger
 (Rev. Jan. 1999)            Consolidation or Exchange      File # 6083- 9638
 ----------------------------------------------------------------------------
 Jesse White                                              Submit in Duplicate
 Secretary of State
 Department of Business
 Services                              FILED
 Springfield, IL 62756
 Telephone (217) 782-6961           Mar 08 2000
 http://www.sos.state.il.us
                                    Jesse White
                                 Secretary of State


    DO NOT SEND CASH!                                   This space for
 Remit payment in check or                                 use by
 money order, payable to                                Secretary of
 "Secretary of State."                                     State
 Filing Fee is $100, but if
 merger or consolidation                                Date: 3-8-00
 involves more than 2
 corporations, $50 for each                             Filing Fee: $200.00
 additional corporation.                                Approved:  TN
 ----------------------------------------------------------------------------

 1. Names of the corporations proposing to merge/consolidate/exchange shares, and the state or country of their incorporation:

 Name of Corporation                       State or Country     Corporation
                                           of Incorporation     File Number
 -------------------                       ----------------     -----------
 Rockford Investors Incorporated           Illinois             6083-9638
 State Street Investors of Rockford, Inc.  Illinois             5555-063-8
 East State Street Antiques Mall Inc.      Illinois             6075-987-1
 UBuy2 Inc.                                Delaware             0205458

 ----------------------------------------------------------------------------

 2. The laws of the state or country under which each corporation is incorporated permits such merger, consolidation or exchange.

 ----------------------------------------------------------------------------

 3.   (a)  Name of the surviving/new/acquiring corporation:  UBuy2 Inc.

      (b)  It shall be governed by the laws of:  Delaware

 ----------------------------------------------------------------------------
 If not sufficient space to cover this point, add one or more sheets of this size.

 4.   Plan of merger/consolidation/exchange is as follows:

      On the effective date, Rockford Investors Incorporated will be merged into UBuy2 Inc. The surviving corporation assumes all rights, privileges, assets and liabilities of the non-survivor.

           (a) The shares of the non-survivor are exchanged for shares of the survivor on a 250 for 1 basis.

      On the effective date, State Street Investors, Inc. will be merged into UBuy2 Inc. The surviving corporation assumes all rights, privileges, assets and liabilities of the non-survivor.

           (a) The shares of the non-survivor are exchanged for shares of the survivor on a 500 for 1 basis.

      On the effective date, East State Street Antiques Mall, Inc. will be merged into UBuy2 Inc. The surviving corporation assumes all rights, privileges, assets and liabilities of the non-survivor.

           (a) The shares of the non-survivor are exchanged for shares of the survivor on a 333.33 for 1 basis.

 ----------------------------------------------------------------------------

 5. Plan of merger/consolidation/exchange was approved, as to each corporation not organized in Illinois, in compliance with the laws of the state under which it is organized, and (b) as to each Illinois corporation, as follows:

      (The following items are not applicable to mergers under S 11.30 - 90% owned subsidiary provisions. See Article 7.)

      (Only "X" one box for each Illinois corporation)


              By the shareholders,
              a resolution of the
              board of directors    By written consent of
              having been duly      the shareholders having
              adopted and           not less than the
              submitted to a vote   minimum number of votes
              at a meeting of       required by statute and
              shareholders. Not     by the articles of
              less than the         incorporation.           By written
              minimum number of     Shareholders who have    consent of ALL
              votes required by     not consented in         the shareholders
              statute and by the    writing have been given  entitled to vote
 Name of      articles of           notice in accordance     on the action, in
 Corporation  incorporation voted   with S 7.10              accordance with S
              in favor of the       (S 11.220)               7.10 & S 11.20.
              action taken.                                  _________________
              (S 11.20)


 Rockford         [ X ]                [   ]                      [   ]
 Investors
 Incorporated

 State Street     [ X ]                [   ]                      [   ]
 Investors of
 Rockford,
 Inc.

 East State       [ X ]                [   ]                      [   ]
 Antiques
 Mall, Inc.

 ----------------------------------------------------------------------------

 6. (Not applicable if surviving, new or acquiring corporation is an Illinois corporation)

      It is agreed that, upon and after the issuance of a certificate of merger, consolidation or exchange by the Secretary of State of the State of Illinois:

      a. The surviving, new or acquiring corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving, new or acquiring corporation.

      b. The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring corporation to accept service of process in any such proceedings, and

      c. The surviving, new or acquiring corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of "The Business Corporation Act of 1983" of the State of Illinois with respect to the rights of dissenting shareholders.


 Return to:

      Rockford Investors
      5301 E. State
      Suite 215
      Rockford, IL 61108-0000

 7. (Complete this item if reporting a merger under S 11.30--90% owned subsidiary provisions).

      a. The number of outstanding shares of each class of each merging subsidiary corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:

                         Total Number of Shares    Number of Shares of
                               Outstanding             Each Class
  Name of Corporation         of Each Class         Owned Immediately
                                                        Prior to
                                                  Merger by the Parent
                                                       Corporation

 ______________________  ______________________  ______________________
 ______________________  ______________________  ______________________
 ______________________  ______________________  ______________________
 ______________________  ______________________  ______________________
 ______________________  ______________________  ______________________


      b.   (Not applicable to 100% owned subsidiaries)
           The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging subsidiary corporation was December 23, 1999.

           Was written consent for the merger or written waiver of the30 day period by the holders of all the outstanding shares of all subsidiary corporations received? Yes

           (If the answer is "No," the duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and of the notice of the right to dissent to the shareholders of each merging subsidiary corporation.)

 8. The undersigned corporations have caused these articles to be signed by their duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true. (All signatures must be in BLACK INK.)


 Dated  February 2, 2000                      Rockford Investors Incorporated
      -------------------------------         -------------------------------
        (Month & Day)       (Year)            (Exact Name of Corporation)

 attested by                             by
             ------------------------         -------------------------------
             (Signature of Secretary)                (Signature of President)

             Stanley Miller                   Howard Miller
             ------------------------         -------------------------------
       (Type or Print Name and Title)         (Type or Print Name and Title)

 Dated  February 2, 2000                      State Street Investors of
                                              Rockford, Inc.
      -------------------------------         -------------------------------
        (Month & Day)       (Year)            (Exact Name of Corporation)

 attested by                             by
             ------------------------         -------------------------------
             (Signature of Secretary)                (Signature of President)

             Stanley Miller                   Howard Miller
             ------------------------         -------------------------------
       (Type or Print Name and Title)         (Type or Print Name and Title)


 Dated  February 2, 2000                      East State Street Antiques
                                              Mall, Inc.
      -------------------------------         -------------------------------
        (Month & Day)       (Year)            (Exact Name of Corporation)

 attested by                             by
             ------------------------         -------------------------------
             (Signature of Secretary)                (Signature of President)

             Stanley Miller                   Howard Miller
             ------------------------         -------------------------------
       (Type or Print Name and Title)         (Type or Print Name and Title)

                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                    FILED 09:01 AM 01/27/2000
                                                        001042061 - 3159831


                              STATE OF DELAWARE
                             AGREEMENT OF MERGER
                                   BETWEEN
                      (A Delaware Domestic Corporation)
                                     AND
                           (A Foreign Corporation)
                           (State of Incorporation)


      This Plan and Agreement of Merger made and entered into on the 24th day of January, 2000,  by and between  UBuy2 Inc., a  Delaware Corporation,  and

 State Street Antiques Mall, Inc., an Illinois Corporation.

      WITNESSETH:

      WHEREAS, the Delaware Corporation is a Corporation organized and existing under the laws of the State of Delaware, its Certificate of

 Incorporation having been filed in the Office of the Secretary of State of the State of Delaware on January 18, 2000; and

      WHEREAS, the State Street Investors of Rockford, Inc. Corporation is  a

 corporation organized and existing under the laws of the State of  Illinois;

 and

      WHEREAS, the aggregate number of shares which the Illinois  Corporation has authority to issue is 1,000; and

      WHEREAS, the Board of Directors of each of the constituent corporations deems it advisable that the Illinois Corporation be merged into the Delaware

 Corporation on the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statutes of the States of Delaware and

 Illinois respectively, which permit such merger;

      NOW, THEREFORE, in consideration of the premises and of the agreements,

 covenants and provisions hereinafter contained, the Delaware Corporation and the Illinois  Corporation, by  their respective  Boards of  Directors,  have agreed and do hereby agree, each with the other as follows:


                                  ARTICLE I

      The State Street Investors if Rockford, Inc. Corporation and the

 Delaware Corporation shall be merged into a single corporation, in accordance with applicable provisions of the laws of the State of Illinois and of the State of Delaware, by the Illinois Corporation merging into the

 Delaware Corporation, which shall be the surviving Corporation.


                                  ARTICLE II

      Upon the merger becoming effective as  provided in the applicable  laws of the State of  Illinois and of the  State of Delaware  (the time when  the merger shall so become effective being  sometimes herein referred to as  the

 "EFFECTIVE DATE OF THE MERGER"):   January 31, 2000.

      1.   The two Constituent  Corporations shall be  a single  corporation,

 which shall be the  Delaware Corporation as  the Surviving Corporation,  and

 the separate  existence of  the State  Street  Investors of  Rockford,  Inc.

 Corporation shall cease  except to the  extent provided by  the laws of  the

 State of Illinois in the case of a corporation after its merger into another corporation.


                                 ARTICLE III

      The Certificate of Incorporation of the Delaware Corporation shall  not be amended in any respect by reason of this Agreement of Merger.


                                  ARTICLE IV

      The manner of converting the outstanding shares of each of the

 Constituent Corporations shall be as follows: 110 shares of State Street

 Investors of Rockford, Inc. stock equals 55,000 shares of UBuy2 Inc. stock.

      IN  WITNESS  WHEREOF,  the   Delaware  Corporation  and  the   Illinois

 Corporation,  pursuant  to  the  approval   and  authority  duly  given   by

 resolutions adopted by their respective Boards of Directors have caused this

 Plan and Agreement of Merger to be executed by an authorized officer of each party thereto.

                                                     (A Delaware Corporation)



                                              BY:       Howard Miller
                                                  ---------------------------
                                TITLE OF OFFICER:        President
                                                  ---------------------------

                                                    (An Illinois Corporation)



                                              BY:       Howard Miller
                                                  ---------------------------
                                                      Authorized Officer

                                                                          TIT

                                TITLE OF OFFICER:        President
                                                  ---------------------------

      I, Stanley Miller, Secretary of UBuy2 Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such

 Secretary of the said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation by an authorized officer of UBuy2 Inc., a corporation of the State of Delaware, was duly submitted to the stockholders of said State

 Street Investors of Rockford, Inc., at a special meeting of said stockholders called and held separately from the meeting of stockholders of any other corporation, upon waiver of notice, signed by all the stockholders, for the purpose of considering and taking action upon said

 Agreement of Merger, that 110 shares of stock of said corporation were on said date issued and outstanding and that the holder of 78 shares voted by ballot in favor of said Agreement of Merger and the holders of 32 shares voted by ballot against same, the said affirmative vote representing at least a majority of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stockholders of said State

 Street Investors of Rockford, Inc., and the duly adopted agreement of said corporation.



      WITNESS my hand on behalf of  said State Street Investors of  Rockford,

 Inc. on this 24th day of January, 2000.



                                                  Stanley Miller
                                                  ---------------------------
                                                  Secretary